Exhibit 99.1

NORCRAFT COMPANIES REPORTS THIRD QUARTER 2014 RESULTS

- Net Sales Increase 9.7% to $100.4 Million -
- Adjusted EBITDA Grows 35.9% to $15.6 Million -
- Started Expansion of Winnipeg, Canada Facility; More than Doubling Canadian Manufacturing Capacity to Meet Growing Demand -

Eagan, Minnesota, November 5, 2014. Norcraft Companies, Inc. ("we", the “Company”, "Norcraft" or “Norcraft Companies”) (NYSE: NCFT), a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada, today reported financial results for the third quarter ended September 30, 2014.
“We have achieved four consecutive quarters of sales growth and margin expansion since our initial public offering nearly one year ago, and we are excited by our prospects for continued improvement,” stated Mark Buller, Chairman and Chief Executive Officer. “The demand for high quality cabinetry continues to improve, and we are further realizing the benefits of our long-term strategy to expand our presence in our core dealer channel, introduce new products at higher price points and maintain a disciplined cost structure. The expansion of our facility in Canada is a reflection of the success we have enjoyed in that market and the growth opportunities that we believe exist. With our strategy intact and our overall business improving across all our divisions, we look forward to entering 2015 well positioned.”

FINANCIAL RESULTS
Third Quarter of 2014 Compared with Third Quarter of 2013
In the third quarter of 2014, net sales increased $8.8 million, or 9.7%, to $100.4 million, as compared to $91.6 million in the third quarter of 2013. Sales increased in all of the Company’s divisions, driven largely by mix/price gains during the quarter.
Income from operations in the third quarter of 2014 increased $5.0 million, or 70.4%, to $12.0 million from $7.0 million for the third quarter of 2013. The increase was mainly attributable to leverage of fixed manufacturing costs, reduced freight costs, increased labor efficiencies and lower professional fees. These positive factors were partly offset by moderately higher material costs and increased incentive stock compensation expense from stock options issued in connection with the Company’s initial public offering in November, 2013.
Adjusted net income attributable to the Company of $4.8 million, or $0.28 per diluted share, in the third quarter of 2014 represented an increase of $3.8 million compared to adjusted net income attributable to the Company of $1.0 million in the third quarter of 2013, adjusting for one-time items in both periods. Including these one-time items, the net loss attributable to the Company of $7.3 million, or $(0.42) per diluted share, in the third quarter of 2014 represented a decrease of $7.0 million compared to a net loss attributable to the Company of $0.3 million in the third quarter of 2013. (See tables below for a discussion and reconciliation of Adjusted net income and Adjusted EPS, which are non-GAAP financial measures.)
Adjusted EBITDA in the third quarter of 2014 increased $4.1 million, or 35.9%, to $15.6 million, as compared to $11.5 million for the same quarter of 2013 (Adjusted EBITDA is a non-GAAP measure defined in the table below).

During the third quarter the Company generated $13.7 million of operating cash flow and invested $2.7 million in capital expenditures. At September 30, 2014, the Company had cash of $55.4 million and total debt of $148.9 million, as compared to cash of $39.1 million and total debt of $150.0 million at December 31, 2013.

CONFERENCE CALL AND WEBCAST
The Company will host a conference call and webcast to discuss its results for the third quarter of 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on November 5, 2014. Investors who wish to participate in the call should dial 1-877-705-6003 (inside the U.S.) or 1-201-493-6725 (outside the U.S.) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.norcraftcompanies.com. Replays of the call will be available through December 5, 2014 and can be accessed at 1-877-870-5176 (U.S. callers) or 1-858-384-5517 (outside the U.S.) and entering the pass code 13591553.

ABOUT NORCRAFT COMPANIES
Norcraft is a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada. Norcraft provides its customers with a single source for a broad range of high-quality cabinetry, including stock and semi-custom cabinets manufactured in both framed and frameless (full access) construction. Norcraft markets its products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

FORWARD LOOKING STATEMENTS AND INFORMATION
Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the Company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the Company. They are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under the “Risk Factors’’ section of the Company's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014.
Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Norcraft Companies, Inc.
Consolidated Balance Sheets
(dollar amounts in thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$55,404	$39,106
Trade accounts receivable, net	28,518	21,449
Inventories	25,961	22,591
Prepaid and other current assets	1,336	2,590
Total current assets	111,219	85,736
Non-current assets:
Property, plant and equipment, net	25,390	25,208
Goodwill	88,459	88,466
Intangible assets, net	56,500	60,108
Display cabinets, net	6,480	5,864
Other assets	161	84
Total non-current assets	176,990	179,730
Total assets	$288,209	$265,466
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,500	$1,500
Accounts payable	13,025	8,523
Accrued tax distributions	393	—
Accrued expenses	27,184	21,203
Total current liabilities	42,102	31,226
Non-current liabilities:
Long-term debt	147,375	148,500
Unamortized discount on long-term debt	(665)	(746)
Amounts payable under tax receivable agreements	28,629	—
Deferred tax liabilities and other liabilities	19,732	36,560
Total non-current liabilities	195,071	184,314
Total liabilities	237,173	215,540
Commitments and contingencies	—	—
Equity:
Common stock, $0.01 par value; 100,000,000 shares authorized; 17,311,573 issued and outstanding at September 30, 2014 and December 31, 2013	173	173
Additional paid-in capital	53,372	51,795
Accumulated deficit	(14,996)	(13,703)
Accumulated other comprehensive income	603	845
Total Norcraft Companies, Inc. equity	39,152	39,110
Noncontrolling interests	11,884	10,816
Total equity	51,036	49,926
Total liabilities and equity	$288,209	$265,466

Norcraft Companies, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(dollar amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$100,424	$91,570	$282,055	$259,202
Cost of sales	72,610	67,708	205,734	191,340
Gross profit	27,814	23,862	76,321	67,862
Selling, general and administrative expenses	15,858	16,844	46,400	45,875
Income from operations	11,956	7,018	29,921	21,987
Other expense:
Interest expense, net	2,269	6,478	6,671	19,395
Amortization of deferred financing costs	151	780	456	2,340
Expense related to tax receivable agreements	33,203	—	37,678	—
Other expense, net	(9)	5	(22)	(8)
Total other expense	35,614	7,263	44,783	21,727
Income (loss) before income taxes	(23,658)	(245)	(14,862)	260
Income tax expense (benefit)	(18,058)	12	(16,375)	37
Net income (loss)	(5,600)	(257)	1,513	223
Less: net income attributable to noncontrolling interests	1,738	—	2,806	—
Net income (loss) attributable to Norcraft Companies, Inc.	(7,338)	(257)	(1,293)	223

Other comprehensive income (loss):
Foreign currency translation adjustment	(121)	198	(276)	(309)
Less: other comprehensive loss attributable to noncontrolling interest	(15)	—	(34)	—
Other comprehensive income (loss) attributable to Norcraft Companies, Inc.	(106)	198	(242)	(309)

Comprehensive income (loss)	(5,721)	(59)	1,237	(86)
Less: comprehensive income attributable to noncontrolling interests	1,723	—	2,772	—
Comprehensive loss attributable to Norcraft Companies, Inc.	$(7,444)	$(59)	$(1,535)	$(86)

Net income (loss) per share attributable to Norcraft Companies, Inc.
Basic and diluted	$(0.42)		$(0.07)

Weighted average number of common shares outstanding
Basic and diluted	17,311,573		17,311,573

Norcraft Companies, Inc.
Consolidated Statements of Cash Flows
(dollar amounts in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$1,513	$223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,984	3,302
Amortization:
Customer relationships	3,350	3,350
Deferred financing costs	456	2,340
Display cabinets	3,233	3,159
Discount amortization/accreted interest	81	(30)
Provision for uncollectible accounts receivable	131	75
Provision for obsolete and excess inventories	438	552
Provision for warranty claims	4,130	3,285
Stock compensation expense	1,577	12
Deferred income tax expense	(16,834)	—
Change in liability under tax receivable agreements	37,678	—
Gain on disposal of assets	(40)	(2)
Change in operating assets and liabilities:
Trade accounts receivable	(7,269)	(6,279)
Inventories	(3,855)	(4,495)
Prepaid expenses	1,251	(55)
Other assets	(77)	198
Accounts payable and accrued expenses	(2,649)	15,484
Net cash provided by operating activities	26,098	21,119
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	38	3
Purchase of property, plant and equipment	(3,304)	(2,894)
Additions to display cabinets	(3,850)	(2,919)
Net cash used in investing activities	(7,116)	(5,810)
Cash flows from financing activities:
Payment of financing costs	(198)	(67)
Repayment of long-term debt	(1,125)	—
Repurchase of member interests	—	(30)
Proceeds from issuance of member interests	—	3
Distributions to members	(1,311)	—
Net cash used in financing activities	(2,634)	(94)
Effect of exchange rates on cash and cash equivalents	(50)	(29)
Net increase in cash and cash equivalents	16,298	15,186
Cash and cash equivalents, beginning of the period	39,106	23,019
Cash and cash equivalents, end of period	$55,404	$38,205
Supplemental disclosure of cash paid:
Interest	$6,543	$12,770
Income taxes	$398	$—
Supplemental disclosure of non-cash transactions:
Unpaid tax distributions to noncontrolling interests	$393	$—
Deferred costs associated with initial public offering	$—	$927

Norcraft Companies, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the footnoted items in the table below. The Company believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company's operating performance compared to that of other companies in the industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. The Company also believes these financial metrics provide information relevant to investors regarding the Company's ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company's operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company's calculation of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013	2014
Net income (loss)	$(5,600)	$(257)	$1,513	$223	$(13,883)
Interest expense, net	2,269	6,478	6,671	19,395	12,539
Depreciation	949	1,084	2,984	3,302	4,020
Amortization of deferred financing costs	151	780	456	2,340	1,115
Amortization of customer relationships	1,116	1,117	3,350	3,350	4,466
Display cabinet amortization	1,082	987	3,233	3,159	4,404
Income tax benefit	(18,058)	12	(16,375)	37	(15,425)
Non-GAAP EBITDA	$(18,091)	$10,201	$1,832	$31,806	$(2,764)
Stock compensation expense	526	—	1,577	—	1,923	(1)
Management fees	—	250	—	750	119	(2)
Restructuring costs associated with initial public offering	—	1,055	—	1,055	485	(3)
Expense related to tax receivable agreements	33,203	—	37,678	—	37,678	(4)
Loss on debt extinguishment	—	—	—	—	12,499	(5)
Non-GAAP adjusted EBITDA	$15,638	$11,506	$41,087	$33,611	$49,940

(1) Prior to completion of the Company's initial public offering, the Company's board of directors adopted the Norcraft Companies, Inc. 2013 Incentive Plan. Stock compensation expense related to this plan was $0.5 million, $1.6 million and $1.9 million during the three, nine and twelve months ended September 30, 2014, respectively.
(2) In connection with the Company's initial public offering, the Company terminated the Management and Monitoring Agreement, which included a $1.0 million annual management fee. Certain expense reimbursement and indemnification obligations survived the termination of the Management and Monitoring Agreement. See the "Related Party Transactions" footnote in Part IV, Item 15 of the Company's 2013 Annual Report on Form 10-K.
(3) Net income (loss) during the three and nine months ended September 30, 2013 included the effect of the restructuring costs associated with the Company's initial public offering in the amount of $1.1 million. Similarly, net income (loss) during the twelve months ended September 30, 2014 included the effect of the restructuring costs associated with the Company's initial public offering in the amount of $0.5 million. Both decreased net income (loss) and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.

(4) Net income (loss) during the three, nine and twelve months ended September 30, 2014 included expense related to tax receivable agreements in the amount of $33.2 million, $37.7 million and $37.7 million, respectively, which decreased net income and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.
(5) Net income (loss) during the twelve months ended September 30, 2014 included the effect of a loss on debt extinguishment in the amount of $12.5 million, which decreased net income (loss) and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.

Norcraft Companies, Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(dollar amounts in thousands, except per share amounts)

Earnings per share (EPS) is net income (loss) divided by the weighted average number of shares outstanding during the period. Adjusted EPS and Adjusted net income are EPS and net income (loss) before the effect of the footnoted items in the table below, respectively. The Company believes EPS, Adjusted EPS, Adjusted net income and net income (loss) are useful to investors in evaluating the Company's operating performance compared to that of other companies in the industry. Adjusted EPS and Adjusted net income are not presentations made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company's operating performance, investors should not consider Adjusted EPS or Adjusted net income in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company's calculations of Adjusted EPS and Adjusted net income are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of Adjusted EPS and Adjusted net income are shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to Norcraft Companies, Inc.	$(7,338)	$(257)	$(1,293)	$223
Management fees	—	250	—	750	(1)
Restructuring costs associated with initial public offering	—	1,055	—	1,055	(2)
Expense related to tax receivable agreements	33,203	—	37,678	—	(3)
Adjustment to remove tax valuation allowance reversals	(20,214)	—	(20,214)	—	(4)
Adjustment to tax (expense) benefit to reflect long-term expected effective tax rate	(811)	—	(3,765)	—	(5)
Adjusted net income attributable to Norcraft Companies, Inc.	$4,840	$1,048	$12,406	$2,028

Net income (loss) per share attributable to Norcraft Companies, Inc.	$(0.42)		$(0.07)
Management fees	$—		$—
Restructuring costs associated with initial public offering	$—		$—
Expense related to tax receivable agreements	$1.92		$2.18
Adjustment to remove tax valuation allowance reversals	$(1.17)		$(1.17)
Adjustment to tax (expense) benefit to reflect long-term expected effective tax rate	$(0.05)		$(0.22)
Adjusted net income per share attributable to Norcraft Companies, Inc.	$0.28		$0.72

Denominator for basic earnings per share weighted average shares	17,311,573		17,311,573

(1) In connection with the Company's initial public offering, the Company terminated the Management and Monitoring Agreement, which included a $1.0 million annual management fee. Certain expense reimbursement and indemnification obligations survived the termination of the Management and Monitoring Agreement. See the "Related Party Transactions" footnote in Part IV, Item 15 of the Company's 2013 Annual Report on Form 10-K.
(2) Net income (loss) during the three and nine months ended September 30, 2013 included the effect of the restructuring costs associated with the Company's initial public offering in the amount of $1.1 million. This decreased net income (loss) and correspondingly decreased EPS, but the effect has been backed out for Adjusted net income and Adjusted EPS.
(3) Net income (loss) during the three and nine months ended September 30, 2014 included expense related to tax receivable agreements in the amount of $33.2 million and $37.7 million, respectively, which decreased net income (loss) and correspondingly decreased EPS, but the effect has been backed out for Adjusted net income and Adjusted EPS.
(4) Net income (loss) during the three and nine months ended September 30, 2014 included the effect of an adjustment to remove significant tax reserve reversals in the amount of $20.2 million, which changed net income (loss) and correspondingly changed EPS, but the effect has been backed out for Adjusted net income and Adjusted EPS.
(5) Net income (loss) during the three and nine months ended September 30, 2014 included the effect of an adjustment to tax (expense) benefit to reflect long-term expected effective tax rate in the amount of $0.8 million and $3.8 million, respectively, which changed net income (loss) and correspondingly changed EPS, but the effect has been backed out for Adjusted net income and Adjusted EPS.

CONTACT INFORMATION:
Investor Relations:
Rodny Nacier, 651-234-3302
Investorrelations@norcraftcompanies.com